Exhibit 99.2

April 25, 2014

Dear Fellow Shareholders:

The 2014 annual meeting concluded just hours ago and barely qualifies as recent history. While it is a pleasure reviewing our Company’s accomplishments and meeting shareholders in this annual gathering, I do find myself eager to turn our collective attention from what “was” to what “can be.”

So, for those of you who could not join us in person for the meeting, I want to briefly re-cap how Farmers managed the health of our corporate wealth in 2013 and how these recent successes create positive momentum as we begin the 2014 second quarter.

National Recognition

We have grown accustomed to earning positive reviews in national publications and 2013 provided more of the same. Once again, Bank Director Magazine, a nationally respected publication for the banking and financial services industry, named Farmers as one of the best banks in America. When we analyzed the article’s findings, we discovered Farmers was ranked 69th in the top 100 list of banks between $1 billion and $5 billion in assets and one of only three banks in Ohio to earn this recognition.

In addition, for the second consecutive year, American Banker Magazine listed Farmers as one of the very best banks in America in its May 2013 edition. The ranking, found in the article “Metrics & Measures”, ranks the top 200 community banks in the country based on a three-year average return on investment (ROE) for its shareholders.

Stock Performance

Over the past several years, Farmers has achieved favorable returns for our shareholders. From 2008 to 2013, Farmers’ total shareholder return has grown at a 17.6% compound annual growth rate (CAGR). This compares favorably to the performance of the NASDAQ Bank Index and the SNL MicroCap Bank Index, which over the same period have grown at CAGR’s of 7.5% and 3.3%, respectively. Farmers’ stock price appreciated 5.6% in 2013 and, through the 2014 first quarter, our stock is up an impressive 17.3%.

Wealth Management and Focus on Fee-based Income

Today’s Farmers National Bank recognizes the necessity of diversification. Our Company now provides a broad array of wealth management services. From a business perspective, new business lines provide reliable revenue that strengthen our Company and give it a solid foundation for future growth. For our valued customers, Farmers’ comprehensive wealth management offerings provide expert services that are backed by the trusted Farmers brand name.

20 South Broad Street ❖ PO Box 555 ❖ Canfield, OH 44406-0555

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Toll Free: 1-888-988-3276 ❖ Ph. (330) 533-3341 ❖ Fax: (330) 533-0451 ❖ Web Site: www.farmersbankgroup.com

Services that generate noninterest income, excluding security gains, have increased from 14.5% of total gross income in 2009 to 26.7% of total gross income in 2013. This significant increase has contributed substantially to earnings. The entire Wealth Management division is experiencing continued growth:

•	Farmers National Investments had a record year for production and placed first in the Cetera District for 2013

•	Private Client Services completed their first operational year with 162 new enrollments

•	Farmers National Insurance grew their revenue 108% from 2012 to 2013 and 230% since their inception in 2009

•	Farmers Trust Company’s new business in 2013 totaled over $406,000 or 8% revenue growth

•	National Associates Inc. generated $627,000 in revenue since acquisition in July 2013

Much like a person’s physical health, our Company’s financial health is always optimal when maintained consistently and proactively. I am proud to report Farmers is healthy and we will continue to seek opportunities that will foster the “Health of our Wealth.”

Your continued support of the management team is appreciated. I welcome your calls and emails if you have any questions or concerns.

Very truly yours,

Kevin J. Helmick

President & CEO

20 South Broad Street ❖ PO Box 555 ❖ Canfield, OH 44406-0555

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Toll Free: 1-888-988-3276 ❖ Ph. (330) 533-3341 ❖ Fax: (330) 533-0451 ❖ Web Site: www.farmersbankgroup.com